Exhibit 99.1



           Navstar Media Holdings, Inc. Signs Definitive Agreement to
                        Acquire Beijing Advertising Firm

Beijing, China--(MARKET WIRE)--July 10, 2006 -- Navstar Media Holdings, Inc. (OTC BB:NVMH.OB - News) ("Navstar" or "Company") announced today that it has signed a definitive agreement to acquire 70% of ownership interest in Beijing Lucky Star Century Advertisement Company ("Lucky Star"). Founded in 1992, Lucky Star is engaged in advertising business in the following areas: TV commercials, newspaper, magazines, and outdoor media. Its customers include Coca Cola, Pepsi Cola, Philips, Pizza Hut, Dunkin Donuts, China Life, and other brand names.

Steve Sun, Senior Vice President of Navstar stated, "We are very happy to have signed the agreement with Lucky Star. This acquisition will add additional revenue and income as well as synergy to the Company as it enters a new phase of growth and development. This is another step forward in our strategy. We are very excited about our growth prospects and we will continue to grow through internal expansion and acquisitions".

About Navstar Media Holdings, Inc.
----------------------------------
Navstar Media Holdings, Inc. (OTC BB:NVMH.OB - News) (Navstar), headquartered in Beijing, is a leading provider of television content in China. The Company intends to grow through internal expansion and strategic acquisitions. In addition to content production, licensing, and distribution, Navstar is also engaged in advertising, televised cultural events, corporate communications, and exhibitions.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the Company's entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in the Company's Securities and Exchange Commission filings. The forward-looking statements in this press release speak only as of the date hereof, and the Company disclaims any obligation to provide updates, revisions or amendments to any forward-looking statement to reflect changes in the Company's expectations or future events.


For Further Information, Contact:
--------------------------------
Jon Cunningham
Aurelius Consulting Group, Inc.
(407) 644-4256 x 107
www.runonideas.com
info@aurcg.com